EXHIBIT 99

                       PROXY

               FIRST BANCSHARES, INC.
           SPECIAL MEETING OF SHAREHOLDERS
                   ________, 1994

                    THIS  PROXY  IS  SOLICITED  ON
     BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby constitutes and appoints ________, ________ and ________, or any of them, the proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First Bancshares, Inc.
     ("FB") that the undersigned is entitled to vote at the Special Meeting of Shareholders of FB to be held on ________, 1994 and any adjournments thereof.

     1. A proposal to approve an Agreement and Plan of Merger and two related merger agreements (collectively, the "Plan") pursuant to which (a) First Bank, the wholly-owned subsidiary of FB, will be merged with and into First National Bank of Commerce, a wholly-owned subsidiary of First Commerce Corporation ("FCC");
          (b) FB will be merged with and into  FCC
          (the "Holding Company Merger"); and (c) on the effective date of the Holding
          Company Merger, each outstanding share of common stock of FB will be converted into a number of shares of FCC common stock as determined in accordance with the Plan.

FOR  ______       AGAINST  ______    ABSTAIN  ______

     2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO
     SPECIFIC  DIRECTIONS  ARE GIVEN,  THIS  PROXY
     WILL  BE  VOTED "FOR" PROPOSAL  1  SET  FORTH
     HEREIN.
     =============================================

         PLEASE SIGN, DATE AND RETURN THIS PROXY
       TO FB PROMPTLY USING THE ENCLOSED ENVELOPE.

          Please sign exactly as  the name appears
     on    the    certificate    or   certificates
     representing  shares  to  be  voted  by  this
     proxy.     When    signing    as    executor,
     administrator, attorney, trustee or guardian,
     please   give  full  title  as  such.   If  a
     corporation, please sign in full corporate name by president or other authorized person.
     If a partnership, please sign in partnership name by authorized persons.

                                 Dated: ________, 1994


                                 __________________________
                                 Signature of Shareholder


       Insert Mailing Label      __________________________
                                 Signature (if jointly owned)